UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2008

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of Principal Executive Offices)		(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 5, 2008, Staples, Inc. (the “Company”) entered into the first amendment (the “Amendment”) to its Amended and Restated Revolving Credit Agreement, dated as of October 13, 2006, by and among the Company, Bank of America, N.A and the other lending institutions listed therein, Bank of America, N.A., as Administrative Agent, Citibank N.A., as Syndication Agent, and HSBC Bank USA, JPMorgan Chase Bank, NA, and Wachovia Bank, National Association, as Co-Documentation Agents (the “Credit Agreement”).

The Amendment was entered into in connection with the Company’s proposed acquisition of Corporate Express N.V. (the “Acquisition”) and provides certain post-acquisition cure periods to allow the Company to cure defaults that could arise (i) as a result of change in control provisions contained in Corporate Express N.V.’ s outstanding debt obligations and (ii) under Corporate Express N.V.’s and the Company’s outstanding debt obligations as a result of events or circumstances, such as litigation, liens or defaults, affecting Corporate Express N.V.

The Amendment does not alter the amount that may be borrowed or the term of the Credit Agreement and confirms the obligations of the Company to the lenders and administrative agent who are parties thereto.

The foregoing description of the Amendment and related matters is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Certain of the lenders party to the Amendment and the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date: May 9, 2008	/s/ Kristin A. Campbell
By: Kristin A. Campbell Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 1 to the Amended and Restated Revolving Credit Agreement, dated as of October 13, 2006, by and among the Company, the lenders named therein, Bank of America, N.A., as Administrative Agent, Citibank N.A., as Syndication Agent, and HSBC Bank USA, JPMorgan Chase Bank, N.A., and Wachovia Bank, National Association, as Co-Documentation Agents, with Bank of America Securities LLC having acted as sole Lead Arranger and sole Book Manager. Filed herewith.